Exhibit (j)(1)

INTERNATIONAL CUSTODY AGREEMENT

This Custody Agreement is dated February     , 1994 between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the “Custodian”), and MORGAN STANLEY INDIA INVESTMENT FUND, INC. (the “Client”).

1.             The Client hereby appoints the Custodian as a custodian of securities and other property owned or under the control of the Client which are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Client.  The Client instructs the Custodian to establish on the books and records of the Custodian one or more accounts (the “Accounts”) in the name of the Client.  The Custodian shall record in the Accounts and shall have general responsibility for the safekeeping of all securities (“Securities”), cash and other property (all such Securities, cash and other property being collectively the “Property”) of the Client so delivered for custody.  It is understood that certain procedures the Custodian will use in carrying out its responsibilities under this Agreement are set forth in the procedures manual (the “Procedures Manual”) prepared by the Custodian and delivered to the Client, as such Procedures Manual may be amended from time to time by the Custodian by written notice to the Client.  The Client acknowledges that the Procedures Manual constitutes an integral part of this Agreement.

2.             The Property may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic or foreign banks, or through the facilities of one or more clearing agencies or central securities depositories, as listed on Exhibit A hereto (the “Subcustodians”), as such Exhibit may be amended from time to time by the Custodian by written notice to the Client.  The Custodian may hold Property for all of its clients with a Subcustodian in a single account that is identified as belonging to the Custodian for the benefit of its clients.  Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency.  The Client agrees that the Property may be physically held outside the United States.  The Custodian shall not be liable for any loss resulting from force majeure including, but not limited to, losses resulting from nationalization, expropriation, exchange controls or acts of war or terrorism.

3.             With respect to Property held by a Subcustodian pursuant to Section 2:

(a)           The Custodian will identify on its books as belonging to the Client any Property held by a Subcustodian for the Custodian’s account;

(b)           The Custodian will hold Property through a Subcustodian only if (i) such Subcustodian and any securities depository or clearing agency in which such Subcustodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such Property except a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration;

(c)           The Custodian shall require that Property held by the Subcustodian for the Custodian’s account be identified on the Subcustodian’s books as separate from any property held by the Subcustodian other than property of the Custodian’s clients and as held solely for the benefit of clients of the Custodian; and

(d)           In the event that the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian will be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as a custodian for its clients.

4.             The Custodian shall allow the Client’s accountants reasonable access to the Custodian’s Records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Client’s affairs.  The Custodian shall also obtain from any Subcustodian (and will require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Client’s affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

5.             The Custodian shall provide such reports and other information to the Client and to such persons as the Client directs as the Custodian and the Client may agree from time to time.

6.             The Custodian shall make or cause any Subcustodian to make payments from monies being held in the Accounts only:

(a)           upon the purchase of Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon the delivery of such Securities;

(b)           for payments to be made in connection with the conversion, exchange or surrender of Securities;

(c)           upon a request of the Client that the Custodian return monies being held in the Accounts;

(d)           upon a request of the Client that monies be exchanged for or used to purchase monies denominated in a different currency;

(e)           as provided in Sections 8 and 12 hereof,

(f)            upon termination of this Custody Agreement as hereinafter set forth; and

(g)           for any other purpose upon receipt of Authorized Instructions (as hereinafter defined).

Except as provided in the last two sentences of this Section 6 and as provided in Section 8, all payments pursuant to this Section 6 will be made only upon receipt by the Custodian of Authorized Instructions.  In the event that it is not possible to make a payment in accordance with Authorized Instructions, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual.  Any payment pursuant to subsection (f) of this Section 6 will be made in accordance with Section 16.

7.             The Custodian will make or cause any Subcustodian to make transfers, exchanges or deliveries of Securities only:

(a)           upon sale of such Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon receipt of payment therefor,

(b)           upon exercise of conversion, subscription, purchase, exchange or other similar rights pertaining to such Securities and, if applicable to such exercise and if consistent with practice in

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applicable jurisdiction, only on receipt of substitute or additional securities to be received upon such exercise;

(c)           as provided in Section 8 hereof;

(d)           upon the termination of this Custody Agreement as hereinafter set forth; and

(e)           for any other purpose upon receipt of Authorized Instructions.

Except as provided in the last two sentences of this Section 7 and as provided in Section 8, all transfers, exchanges or deliveries of Securities pursuant to this Section 7 will be made only upon receipt by the Custodian of Authorized Instructions.  In the event that it is not possible to transfer Securities in accordance with Authorized Instructions of the Client, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual.  Any transfer or delivery pursuant to subsection (d) of this Section 7 will be made in accordance with Section 16.

8.             In the absence of Authorized Instructions to the contrary, the Custodian may, and may authorize any Subcustodian to:

(a)           make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Client;

(b)           receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts;

(c)           exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

(d)           surrender Securities at maturity or when called for redemption upon receiving payment therefor;

(e)           execute in the Client’s name such ownership and other certificates as may be required to obtain the payment of income from Securities;

(f)            pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

(g)           endorse for collection, in the name of the Client, checks, drafts and other negotiable instruments; and

(h)           in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

9.             “Authorized Instructions” of the Client shall mean instructions received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing pursuant to the Procedures Manual or otherwise in advance between the Client and the Custodian.  The Custodian shall be entitled to act, and shall have no liability for acting, in accordance with the terms of

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this Agreement or upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Client.

10.           Securities which must be held in registered form may be registered in the name of the Custodian’s nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of such entity’s nominee.  The Client agrees to hold the Custodian and Subcustodians and any such nominee harmless from any liability arising out of any such person acting as a holder of record of such Securities.  The Custodian may without notice to the Client cause any Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Client.

11.           Unless the Client and the Custodian otherwise agree, all cash received by the Custodian for the Accounts shall be placed in deposit accounts maintained by the Custodian for the benefit of its clients with Subcustodians or other domestic or foreign deposit taking institutions identified to the Client.  The Client understands that such deposit accounts may not be accompanied by the benefit of any governmental insurance.  If the Custodian and the Client have agreed in writing in advance that certain cash in the Accounts shall bear interest, the Custodian shall be responsible for crediting the Accounts with interest on such cash at the rates and times as agreed between the Client and the Custodian from time to time and such rates may be greater than or less than the rates paid on deposits by the applicable deposit taking institution.  Any difference between the interest so paid to the Client and the interest so paid by the Subcustodians and other deposit taking institutions Shall be for the account of the Custodian.

12.           From time to time, the Custodian may extend or arrange short-term credit for the Client Which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Procedures Manual, of credits for dividends and interest payments on Securities.  All such extensions of credit shall be repayable by the Client on demand.  The Custodian shall be entitled to charge the Client interest for any such credit extension at rates to be agreed upon from time to time.  In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of accrued interest thereon.  The Custodian may act as the Client’s agent in foreign exchange transactions at such rates as are agreed from time to time between the Client and the Custodian.

13.           The Client represents that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 12) are within the Client’s power and authority and have been duly authorized by all requisite action (corporate or otherwise) and (ii) this Agreement and each extension of short-term credit extended or arranged for the benefit of the Client in accordance with Section 12 will at all times constitute a legal, valid and binding obligation of the Client and be enforceable against the Client in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

The Custodian represents that the execution, delivery and performance of this Agreement is within the Custodian’s power and authority and has been duly authorized by all requisite action of the Custodian.  This Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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14.           The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or the Procedures Manual or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation.  The Custodian shall not be liable to the Client or to any other person for any action taken or omitted to be taken by it in connection with this Agreement in the absence of negligence or willful misconduct on the part of the Custodian or any Subcustodian.  Upon the request of the Custodian, the Client agrees to deliver to the Custodian a duly executed power of attorney, in form and substance satisfactory to the Custodian, authorizing the Custodian to take any action or execute any instrument on behalf of the Client as necessary or advisable to accomplish the purposes of this Agreement.  The Client shall indemnify the Custodian and each agent against any liability, loss or expense (including attorney fees and disbursements) incurred in connection with this Agreement, except to the extent such liability, loss or expense results from the negligence or willful misconduct or breach of the Custodian or any agent, respectively.

15.           The Client agrees to pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon from time to time and the Custodian’s out-of-pocket or incidental expenses.  The Client hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Accounts or any Property held therein.  The Custodian is and any Subcustodians are authorized to charge the Accounts for such items and the Custodian shall have a lien, charge and security interest on any and all Property for any amount owing to the Custodian from time to time under this Agreement.

16.           This Agreement may be terminated by the Client or the Custodian by 60 days written notice to the other, sent by registered mail.  If notice of termination is given, the Client shall, within 30 days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property.  In either event the Custodian, subject to the satisfaction of any lien it may have, will transfer the Property to the person so specified.  If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian.  In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall no longer settle any transactions in securities for the Accounts.

17.           The Custodian, its agents and employees will maintain the confidentiality of information concerning the Property held in the Client’s account, including in dealings with affiliates of the Custodian.  In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall to the extent practicable and legally permissible, promptly notify the Client of such request or requirement so that the Client may seek a protective order or waive the Custodian’s or such Subcustodian’s compliance with this Section 17.  In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required

18.           Any notice or other communication from the Client to the Custodian, unless otherwise provided by this Agreement, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention:  President, and any notice from the Custodian to the Client is to be mailed postage prepaid, addressed to the Client at the address

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appearing below, or as it may hereafter be changed on the Custodian’s records in accordance with notice from the Client.

19.           The Custodian may assign all of its rights and obligations hereunder to any other entity which is qualified to act as custodian under the terms of this Agreement and majority-owned, directly or indirectly, by Morgan Stanley Group Inc., and upon the assumption of the rights and obligations hereunder by such entity, such entity shall succeed to all of the rights and obligations of, and be substituted for, the Custodian hereunder as if such entity had been originally named as custodian herein.  The Custodian shall give prompt written notice to the Client upon the effectiveness of any such assignment.

This Agreement shall bind the successors and assigns of the Client and the Custodian and shall be governed by the laws of the State of New York applicable to contracts executed in and to be performed in that state.  The Custodian and the Client hereby irrevocably submit to the exclusive jurisdiction of any New York State court or United States District Court located in New York in any action or proceeding arising out of this Agreement and hereby irrevocably waive any objection to the venue of any such action or proceeding brought in any such court or any defense of convenient forum.

MORGAN STANLEY
INDIA INVESTMENT FUND, INC.

By:
Name:
Title:

Address for record:	c/o Morgan Stanley Asset Management Inc.
1221 Avenue of the Americas
New York, New York 10020

Accepted:

MORGAN STANLEY TRUST COMPANY

By:
Authorized Signature

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PROCEDURES MANUAL

dated as of February     , 1994

between

MORGAN STANLEY TRUST COMPANY
and
MORGAN STANLEY INDIA INVESTMENT FUND, INC.

PROCEDURES MANUAL
Dated as of February     , 1994

Morgan Stanley India Investment Fund, Inc. (the “Client”) and Morgan Stanley Trust Company (the “Custodian”) agree as follows

ARTICLE I

DEFINED TERMS

Section 1.1.            Capitalized Terms.  Capitalized terms used below and not otherwise defined shall have the meanings assigned to such terms in the Custody Agreement.

ARTICLE II

ACCOUNT DOCUMENTATION:  ACCOUNTS

Section 2.1.            Custody Agreement.  The Client and the Custodian have entered into a Custody Agreement dated as of February     , 1994 (such agreement, as it may be amended from time to time, being the “Custody Agreement”).

Section 2.2.            Client Documentation.  Prior to the delivery of any Property by the Client to the Custodian, the Client shall deliver to the Custodian each document and other item listed in Appendix 1.  In addition, the Client agrees to deliver to the Custodian any additional documents or items as the Custodian may deem necessary for the performance of any provision of the Custody Agreement or this Procedures Manual.

Section 2.3.            Client Accounts at the Custodian.  The Custodian will hold all Property in the Accounts listed in Appendix 2, as it may be amended or supplemented from time to time.  Upon request, the Custodian will open additional Accounts for the Client upon receipt of each document and other items listed in Appendix 1.  The Custodian will amend Appendix 2 accordingly.

ARTICLE III

ELECTRONIC TRANSMISSIONS, INSTRUCTIONS, ETC.

Section 3.1.            Electronic Transmissions.  The Custodian agrees to provide each of the persons or entities identified on Appendix 3 (each such person or entity being an “Authorized Person”) with the Custodian’s proprietary software for access to the Custodian’s workstation.  Once installed on the Client’s personal computer as described in Section 13.2, the software will enable Authorized Persons to send electronic communications to the Custodian by means of (i) a dataset transmitted over a mainframe link between such Authorized Person and the Custodian, (ii) a dataset transmitted by an Authorized Person to the Custodian by uploading a dataset from such Authorized Person’s PC workstation to the Custodian’s mainframe, (iii) a manual transmission of data from an Authorized Person’s PC workstation to the Custodian’s mainframe, and (iv) an electronic mail from an Authorized Person.  “Electronic Transmission” shall mean any electronic communication described in clause (i), (ii), (iii) or (iv) above received by the Custodian.

Section 3.2.            Instructions.  The Client and the Custodian agree that any Authorized person may provide instructions to the Custodian relating to the Property (including instructions relating to Trades (as defined below) or other transactions in or relating to securities, payment of funds, foreign exchange transactions and any other matters relating to the management of the property) by means of:

(i)            an Electronic Transmission or facsimile as agreed by the client and custodian;

(ii)           an Electronic Transmission in the form of a dataset received by the Custodian from Morgan Stanley & Co., Incorporated (“MS&Co.”) or one of its affiliates through the Morgan Stanley International Basket System;

(iii)          in the case of foreign exchange transactions only, an electronic transmission in the form of a dataset received by the Custodian from MS&Co. [or one of its affiliates] through the MS & Co. FX trade link;

(iv)          an Electronic Transmission via the SWIFT communications network, identified as originating from the Client;

(v)           when the computer facilities necessary for an Authorized Person to transmit instructions electronically are not available or where expressly stated elsewhere in the Procedures Manual, a facsimile transmission signed by an Authorized Person; and

(vi)          only where expressly stated elsewhere in this Procedures Manual, by telephone.  Any Instructions received by telephone may be recorded by the Custodian.

“Instructions” shall mean all instructions or other communications received by the Custodian in accordance with this Section 3.2.  “Trade” shall mean a purchase or sale of securities.

Section 3.3.            Instructions from Authorized Persons.  The Client authorizes the Custodian to receive, act and rely upon any Instructions received by the Custodian which have been issued, or purport to have been issued, by an Authorized Person.  The Client represents and warrants to the Custodian that each Authorized Person listed in Appendix 3 is authorized to issue Instructions on behalf of the Client and the beneficial owners of the Property.  In addition, the Client agrees to indemnify the Custodian for any liability, loss or expense incurred by the Custodian as a result of the Custodian having acted or relied upon any Instructions which for any reason have not been duly authorized.

Section 3.4.            Instructions by Electronic Transmission.  Prior to the delivery of the Property to the Custodian, the Custodian will provide a list of designated system user ID numbers and passwords which the Client shall assign to Authorized Persons.  The Custodian shall assume that an Electronic Transmission received and identified by a system user ID number and password was sent by an Authorized Person.  The Custodian agrees to provide additional designated system user ID numbers and passwords as needed by the Client.

Section 3.5.            Confirmation of Trade Instructions.  Upon receipt by the custodian of Trade Instructions consisting of Electronic Transmissions of the type described in clause (i) or (ii) of Section 3.1, or via the SWIFT communications network, the Custodian will transmit to the Client via electronic mail an automated confirmation citing the number of Trade Instructions received via mainframe or PC upload transmission.  Upon receipt by the Custodian of Trade Instructions consisting of Electronic Transmissions of the type described in clause (iii) of Section 3.1, the Client may retrieve a report from the workstation, summarizing all of the current day’s transactions entries.  Upon receipt of any Trade Instructions, the Custodian will undertake various automated checks of the information contained in such Trade Instructions.  The Custodian will notify the Client if the Custodian is unable to carry out such Trade Instructions due to missing or incorrect information.  The Custodian may then request that an Authorized Person confirm the accuracy of such information before acting on any Trade Instructions.

Section 3.6.            Cancellation/Correction of Instructions.  (a) Any Authorized Person, through the means described in Section 3.2 above, may cancel/correct or otherwise amend any Instruction received by the Custodian, but the Client agrees to indemnify the Custodian for any liability, loss or expense incurred by the Custodian and its Subcustodians as a result of their having relied upon or acted on any prior Instruction.  The Custodian will charge the Client a transaction fee for each Instruction received by the Custodian in connection with any Trade regardless of whether it is a new Instruction or a cancel/correct of an Instruction previously received by the Custodian.  If the cancel/correct is caused by the Custodian, the Custodian will be responsible for all processing costs.

(b)           An amendment or cancellation of an Instruction to deliver or receive any security or funds in connection with a Trade will not be processed once the Trade has settled.

ARTICLE IV

TRADE SETTLEMENTS

Section 4.1.            Trade Notification Deadlines.  The Client agrees to deliver any Instructions relating to the settlement of a Trade no later than the applicable deadline specified in Appendix 4 of the Procedures Manual.  The Custodian’s trade notification deadlines take into account both trade settlement and funding requirements.  The Custodian will settle any Trade for which it receives Instructions after the applicable trade notification deadline on a “best efforts” basis.  The Client agrees to pay any funding or settlement costs incurred in connection with any Trade for which the Custodian receives Instructions after the applicable trade notification deadline.

Section 4.2.            Settlement of Securities Transactions through MSTC.  Under separate cover, the Custodian has provided the Client with a reference source (the “MSTC Settlement Book”) containing information regarding the settlement of securities transactions through the Custodian in each relevant jurisdiction.  Upon request, the Custodian will provide to the Client additional copies of the MSTC Settlement Book.

The Custodian agrees, to the extent practicable, to notify the Client of any material change to the settlement information contained in the MSTC Settlement Book at least four weeks before the effective date of a change.

Section 4.3.            Settlement of Securities.  Transactions through the Client’s Broker.  Prior to delivery of any Property to the Custodian, the Client shall provide the Custodian with written settlement instructions for each broker with which the Client intends to execute Trades, in each case containing the information requested by the form shown in Appendix 5.  To facilitate the Client’s trade instruction process, the Custodian will enter the settlement instruction into its database.  The Client agrees to issue Instructions to the Custodian specifying (i) any changes to these broker settlement instructions, and (ii) settlement information for any additional brokers with which the Client may from time to time execute Trades.  The Custodian will then amend its database accordingly.

Section 4.4.            Communication of Settlement Status.  On a same day basis, the Custodian will report to the Client the status of all Trades for which the Custodian has received settlement confirmation.

In addition, the Custodian agrees to provide, by electronic mail, telephone or hardcopy report, all information concerning the settlement status of any Trade being handled by the Custodian on behalf of the Client.

Section 4.5.            Re-Registration of Securities.  Upon receipt by any Subcustodian of any securities for the Account of the Client, such Subcustodian will automatically re-register such securities in the name of the Custodian or the Subcustodian’s nominee name, depending on the market practice in the local jurisdictions.  If the Client wishes the securities to remain in street name, the Client must issue Instructions to the Custodian to that effect prior to or contained in the initial Instruction advising the Custodian of such Trade.  The Custodian will use reasonable efforts to collect dividends and enable the Client to participate in corporate actions with respect to any Securities not re-registered in the name of the Custodian or the Custodian’s nominee name, but will not be responsible for any failure to collect such dividends or participate in any such corporate action.

ARTICLE V

FOREIGN EXCHANGE TRANSACTIONS

Section 5.1.            Foreign Exchange Instructions.  Under separate cover, the Custodian has provided the Client with the MSTC Settlement Book which contains information regarding the settlement of foreign exchange transactions through the Custodian in each relevant jurisdiction.  Upon request, the Custodian will provide to the Client additional copies of the MSTC Settlement Book.

The Custodian agrees, to the extent practicable, to notify the Client of any material change to the settlement information contained in the MSTC Settlement Book at least four weeks before the effective date of the change.  The Client agrees to promptly acknowledge receipt of such notice by Electronic Transmission, a free format SWIFT instruction, or by a facsimile transmission signed by an Authorized Person.

Section 5.2.            Settlement of Foreign Exchange Transactions through the Client’s Broker.  Prior to delivery of any Property to the Custodian, the Client shall provide the Custodian with settlement instructions for each foreign exchange broker with which the Client intends to execute foreign exchange transactions, in each case containing the information requested in the form shown in Appendix 6.  To facilitate the Client’s foreign exchange instruction process, the Custodian will enter the settlement instructions into its database.  The Client then agrees to issue Instructions to the Custodian specifying (i) any changes to these foreign exchange broker’s settlement instructions and (ii) settlement information for any additional foreign exchange brokers with which the Client may from time to time execute foreign exchange transactions.  The Custodian will then amend its database accordingly.

Section 5.3.            Settlement of Foreign Exchange Transactions through MSTC.  (a) In connection with the settlement of any foreign exchange transaction through the Custodian, the Client shall provide the Custodian with Instructions specifying the information outlined in Appendix 7.  The instructions concerning the settlement of a foreign currency trade must be transmitted to the Custodian no later than the cash deadlines specified in Section 6.5 for the currencies involved.  A contact list for the Custodian’s foreign exchange desk is included in Appendix 17.

(b)           Upon receipt of Instructions or telephonic instructions from an Authorized Person, the Custodian agrees to execute a foreign exchange contract on behalf of the Client.  Any telephonic instructions to execute a foreign exchange contract will be confirmed promptly by an Electronic Transmission or by a facsimile transmission signed by an Authorized Person; provided, however, the Custodian is entitled to rely on such telephone instructions regardless of whether the client so confirms.

(c)           In select currencies, the Custodian will, where possible, execute same day and next day foreign exchange contracts on behalf of the Client based upon Instructions from an Authorized Person.

ARTICLE VI

CASH MANAGEMENT

Section 6.1.            Interest Earned on Cash Balances.  The Custodian shall credit interest earned and payable to the Client on credit balances maintained with the Custodian in the currencies listed in, and subject to the minimum balance levels indicated in, Appendix 8.

Section 6.2.            Interest Payable on Credit Extensions by the Custodial.  The Client shall pay to the Custodian all interest accrued on any extension of short-term credit made to the Client by the Custodian at such rates and at such times as the Custodian and the Client agree from time to time.

Section 6.3.            Payment of Interest.  (a) All interest payable by the Custodian on cash balances maintained with the Custodian shall be credited to the Client on the last business day of each month.

(b)           Interest received and interest to be paid out by the Client may be automatically converted as instructed in Appendix 11.

(c)           If a Client believes that there is an erroneous debit or credit interest posting to its Account, the Client shall provide details to the Custodian within 30 business days.  The Custodian will evaluate the information and provide a response within 5 business days.

(d)           Adjustments to debit/credit interest will be processed in one of two ways.  The first option is to adjust the value date of the underlying transaction to be adjusted.  In this situation, the interest will be automatically recalculated and adjusted at the end of the next interest period.  The second option is for the Custodian to manually adjust the interest posting at the point of resolution.  The adjustment method shall be determined by the Client.

(e)           Funds received late but with good value may not result in credit interest.

Section 6.4.            Receipt and Disbursement of Funds.  Prior to the delivery to the Custodian of any Property, the Client agrees to provide the Custodian with settlement instructions for the counterparties that the Custodian will frequently deliver to or receive funds from on behalf of the Client, containing the information requested in Appendix 9.  To facilitate the Client’s cash instruction process, the Custodian will enter the settlement instructions into its database.  The Client then agrees to issue Instructions to the Custodian specifying (i) any changes to the cash counterparties’ settlement instructions, and (ii) settlement instructions with which the Client may use from time to time.

Section 6.5.            Cash Movement Instructions.  (a) In order to facilitate the payment or receipt of funds by the Custodian, the Client shall provide the Custodian with Instructions specifying the information detailed in Appendix 10.

(b)           Instructions concerning the receipt or payment of funds in the currencies indicated below must be received by the Custodian before the deadline specified:

Deadline	Currencies

2:30 p.m. (EST) on value date	USD

9:00 a.m. (GMT)	GBP

4:00 p.m. (EST) on value date - 2 Business Day	HUF, ZAR

4:00 PM (EST) on value date - 1 Business Day	ALL OTHER CURRENCIES

Section 6.6.            Back Valuation.  If the Client requests that a payment be back valued, the Custodian will use reasonable efforts to accommodate this request.  All related charges shall be posted to the Client’s cash account.  Due to longer processing time frames and potential additional costs related to back valuation, the Custodian encourages the Client to resolve late payment claims through direct interest compensation.

If the payment delay is due to a Custodian error, the Custodian will pay any interest or back valuation costs resulting from such delay.

Section 6.7.            Overdraft Procedures.  The Client will monitor its currency positions on a daily basis.  The Custodian will provide the Client with a contractual currency projection report five days forward.  In addition, the Custodian will provide the Client with a cash balance report which will enable the Client to identify potential overdrawn positions due to failed cash transactions, as well as uncovered cash positions.  While these reports cannot ensure that overdrafts will not occur, these reports should facilitate pro-active cash management.

While the responsibility lies with the Client, the Client service team at the Custodian as described in Section 14.1 will also monitor these cash reports and may contact the Client whenever an actual or projected overdraft exists.  The Client may use the Custodian’s foreign exchange desk or another financial institution to cover the overdraft.  If the Client does not confirm to the Custodian that the Client has taken affirmative action to prevent the occurrence of an overdraft or to resolve an existing overdraft, the Custodian may arrange independent borrowings on the Client’s behalf with our Subcustodians at prevailing market rates.  The Client agrees to pay the cost of such borrowings, even if the compensating funds are back-valued when received.

The Custodian’s cash management group also monitors potential overdraft situations.  Client payment orders are carefully reviewed to ensure that the account has adequate funds to cover the payments in the form of existing credit balances, projected sale proceeds, projected foreign exchange receipts, and in-kind transfers of cash receipts.  In cases where it appears that the Client account will be overdrawn as the result of the payment order, the Client Executive will be requested to refer the potential exception to the Client.  If the Client cannot be contacted, or confirms that the payment will overdraw the account, the Custodian, in its discretion, may prevent the payment from occurring.  In such situations, an alternative payment date will be agreed upon with the Client.  The Client agrees to pay for any loss or claims associated with such payment delays.

ARTICLE VII

RECONCILIATION PROCEDURES

Section 7.1.            Unidentified Cash.  The Custodian will advise the Client by electronic mail or if electronic mail is unavailable, by facsimile of any unidentified cash received by the Custodian.  If the Client recognizes any such unidentified cash receipts, the Client shall notify the Custodian via an electronic mail (or if electronic mail is unavailable, by facsimile), or telephone to avoid unnecessary returns of cash, provided that, if the Client notifies the Custodian by telephone, the Client shall promptly issue Instructions confirming such notice; provided, however, the Custodian is entitled to rely on such telephone instructions regardless of whether the client so confirms.  Upon client notification that an unidentified receipt is the property of a specific client account, MSTC will determine the appropriate value date that the funds can be credited to the account.  In general, the funds will be credited to the client’s account in accordance with the cash notification deadlines from the date of the client notification.  Unidentified cash receipts are returned by the Custodian to sender within three days if the value equals or exceeds US$ 100,000 or within five days if the value is less than US$ 100,000.

Section 7.2.            Non-Receipt of Cash.  The Custodian will advise the Client by electronic mail (or if electronic mail is unavailable, by facsimile) of any non-receipt of cash for which the Custodian has received proper Instructions.  The Client agrees to notify the Custodian of the status of all non-receipts by Electronic Transmissions, a free formatted SWIFT instruction, or by telephone, provided that, if the Client notifies the Custodian by telephone, the Client will promptly issue Instructions confirming such notice; provided, however, the Custodian is entitled to rely on such telephone instructions regardless of whether the client so confirms.  Non-receipts equal to or greater than US$ 100,000 will be reversed on value date + 1; non-receipts of less than US$ 100,000 will be reversed on value date + 2.  This policy applies to free cash receipts as well as the receive side of FX contracts executed with a broker other than MS&Co. or one of its affiliates.

If the Custodian does not receive the cash at the designated cash agent, as per the “MSTC Settlement Instructions” and therefore; has to transfer the currency between Subcustodians, the value date of the contractual credit posting will be adjusted to reflect the date that the funds are received by the correct Subcustodian.

Section 7.3.            Daily Security Reconciliation.  (a) The Client ray be provided with an asset holdings dataset for daily reconciliation.  The Client may select from three different reconciliation methods.  Three reconciliation options are as follows:

(i)            The Custodian will transmit a daily positions dataset to the Client’s mainframe whereby the Client initiates a security comparison;

(ii)           The Custodian will transmit a daily positions dataset to the Client’s PC whereby the Client initiates a security comparison; or

(iii)          The Client will transmit a daily positions dataset to the Custodian mainframe whereby the Custodian initiates the comparison and provides a variance report back to the Client.

If the Client wishes to use this functionality, the Client and the Custodian will agree upon one of these options as the method by which the Client can perform such reconciliations.

(b)           Using the aforementioned automated functionality set forth in subsection 7.3 (a) above, or any other method, such as a manual comparison of holdings reports, the Client will identify all security position differences and make reasonable efforts to resolve them with the Custodian no less frequently than by the fifteenth business day after each month-end.

Section 7.4.            Other Client/Custodian Reconciliations.  On a pre-determined basis, the Client agrees to reconcile dividend, corporate action and tax reclaims accruals and payments which the Custodian reports.  The Client agrees to notify the Custodian of any discrepancies as quickly as possible but no later than 6 months after the posting of the transaction entry.  The Custodian agrees to resolve the discrepancies promptly.

ARTICLE VIII

CLAIMS

Section 8.1.            Claims Received.  All claims received by the Client for which the Client intends to issue a counterclaim against the Custodian must be forwarded to and received by the Custodian within the following time frames:

(a)           Claims relating to fixed income transactions - 30 days from actual settlement date

(b)           Claim relating to equity and cash transactions - 90 Days from actual settlement date

Claims received after these timeframes cannot be honored by the Custodian.  The Client agrees to provide the Custodian with the original claim letter and any other details regarding the incident.  The Custodian agrees to provide the Client with a response within 5 business days regarding the disposition of the claim.  Claims sent directly from brokers to the Custodian are also subject to the above deadlines.

Section 8.2.            Claims Issued.  If the Client chooses contractual cash accounting, the Custodian may issue claims for any failed settlements determined to be the responsibility of the Client or a counterparty.  Counterparty claims will be sent to the Client or directly to the counterparty, depending on the Client’s preference.  The Custodian’s claims will be sent within the time frames noted above.

ARTICLE IX

DIVIDENDS/INCOME COLLECTION; CORPORATE ACTIONS; ETC.

Section 9.1.            Dividend/Income Collection.  The Custodian will receive information on corporate actions, including dividend reinvestments and optional dividends, from a variety of sources including Extel, Telekurs, Nikkei Needs, Morgan Stanley Capital International, as well as their Subcustodians and depositories.  The Custodian, through its Subcustodians, will receive dividends on behalf of the Client.  On ex-date, the Custodian will generate a receivable for the net dividend or income amount which is included in the Client’s valuation.  Likewise, the Custodian will reflect stock dividend accruals in the portfolio when applicable.

After record date, the Custodian will adjust its accrual to take into account all transactions effected prior to ex-date with settlement after ex-date which had not been received by the Custodian at the time of the initial accrual posting.

Based upon the Assured Dividend Schedule in Appendix 12, the Custodian will reverse the dividend receivable and credit the amount due to the Client in available funds.  If the Client wishes to convert the local currency proceeds to another currency, the Client will complete the standing instructions outlined in Appendix 11.  The Custodian will also credit the Client partial dividend payments where appropriate.

If the Custodian’s Subcustodian does not receive the dividend payment within 3 months from contractual paydate or if the Custodian determines that the dividend payment will not be made by the company, the Custodian will reverse the dividend credit from the Client’s account, subject to seventy-two hours prior notification via electronic mail.

In the event that the amount of dividend paid by the Custodian to the Client should be inaccurate, the Client’s account will be adjusted, subject to seventy-two hours prior notification via electronic mail.  The Client will ensure that there are funds available to avoid an overdraft when the overpayment is corrected.

The Custodian will file for “market claims” which are defined as security purchase transactions failing on record date whereby the counterparty receives the Client’s due entitlement by virtue of being the holder of record.  The Custodian will reflect a dividend accrual until actual payment is received.

Japanese odd lots resulting from dividend or corporate action activity will be sold by the Custodian, and the Client’s account shall be credited with the proceeds within one month of receipt of entitlement.

Section 9.2.            Corporate Actions.  The Custodian will receive information on corporate actions, including dividend reinvestments and optional dividends, from a variety of sources including Extel, Telekurs, Nikkei Needs, Morgan Stanley Capital International, as well as their Subcustodians and depositories.

The Custodian will notify the Client of provisional details of all corporate actions affecting their portfolio within 24 hours of receipt of information from the aforementioned sources.  This will be an official notice, sent to the Client via electronic mail.  Full terms of the offer, expected ex-date, provisional customer holdings, and line of shares to be received will be provided to the Client if available and/or applicable.  Additional pre-notifications will be provided as pertinent information is received before ex-date.

On ex-date, the Custodian will notify the Client of confirmed available details of all corporate actions by 3:00 p.m.  The Custodian will include the Client’s holdings, entitlements and response date in its confirmation.  The Custodian will take the necessary action on mandatory corporate actions.  For voluntary corporate actions, the Custodian will await the Client’s Instructions.  The Client’s Instructions should include the client account name/number or mnemonic, and the quantity of shares to be acted upon by the Custodian.  After receipt of the Client’s Instructions, the Custodian will send a summary recap via electronic mail, confirming the Client’s entitlement and election.

If Instructions are not received from the Client before the stated deadline, the Custodian will attempt to contact the Client to request Instructions.  If Instructions are not received by the deadline, the Custodian will act in accordance with the default option provided by the local market and/or company as stated in the Custodian’s notification.  Instructions received after the deadline will be processed by the Custodian on a best efforts basis.

The Client shall provide the Custodian with standing instructions in Appendix 11 if desired.  The Custodian will follow the standing instructions for each action, unless the Custodian receives contrary Instructions 48 hours prior to the Custodian’s specified deadline.

If the Client purchases a security during the period when a corporate action is outstanding, the Custodian will notify the Client of the corporate action within one business day after receipt of complete Trade Instructions.

In the event that there is a security purchase fail on an issue involved in a corporate action, the Custodian will act in accordance with the Client’s Instructions for all shares received on or prior to the corporate action response deadline.  If entitlement has not been received by the Custodian by response deadline, the Custodian will use its best efforts to protect the Client’s interest under the terms of the offer in accordance with local market practice.  If the Custodian has difficulty in doing so with a broker, it will contact the Client for assistance.

Fractional shares resulting from corporate action activity will be treated in accordance with local market practices.

The Custodian may provide proxy voting services, if the client elects, in those countries for which proxy voting service procedures are set forth in Appendix 13.

Section 9.3.            Optional Dividends.  With respect to optional dividends, the cash dividend will be accrued as described in Section 9.1.  If the Client elects to receive stock rather than cash, the Custodian will reverse the cash accrual and create a stock receivable.  The Custodian will credit the Client with the new shares upon actual receipt in the market.  For those markets where a tax payment must be charged, the Custodian will inform the Client of the tax in the original optional dividend notification that is sent to the Client.  The Custodian will accept standing instructions for optional stock dividends, as specified by the Client in Appendix 11.

With respect to discretionary securities lending transactions, the Custodian will notify the Client of entitlements due to the Client on all security lending positions.  The Client must send a copy of the instructions given by the Client to the borrowing brokers prior to the Custodian’s response deadline.

Section 9.4.            Dividend Reinvestment Plans (DRIPS).  The Custodian will accept Instructions from the Client to enroll shares in New Zealand and Australian DRIPS.  These will be treated as optional dividends; notification received by the Custodian will be sent by the Custodian to the Client for each offering.  The share reinvestment rate will be sent to the Client once the information is published.  Until then, the Custodian will accrue the cash equivalent of the dividend.  Once the rate is known, shares will be accrued.  Resulting dividend shares will be credited only upon receipt by the Custodian.  If available, a prospectus on each plan will be provided to the Client by the Custodian on request.

When the Client wishes to enroll in a Canadian dividend reinvestment plan, the Custodian must be given Instructions by the Client at least five business days prior to record date.  If the Client wishes to sell shares enrolled in a Canadian DRIP, the Custodian must be advised of the sale on trade date.  Should a Canadian sale transaction fail due to share transfer out of the DRIP, the Custodian will work on a best efforts basis to settle the trade as soon as possible.  The Custodian, however, will not be responsible for any losses due to the sale fail.  If available, a prospectus on each plan will be provided to the Client by the Custodian on request.

Section 9.5.            Coupon Interest Collection and Maturities.  The Custodian will accrue and report coupon interest daily for all fixed income Securities, taking into account purchase or sale interest from the Client’s Instructions regarding Trades.  The Custodian will pay coupon interest payments and maturities according to the Fixed Income Collections Assured Payment Schedule in Appendix 14 and convert the local proceeds to another currency if the Client has provided standing Instructions in Appendix 11.

Regarding early and partial redemptions and lotteries, the Custodian will notify the Client via electronic mail (or if electronic mail is unavailable, by facsimile) and credit the Client’s cash account upon receipt of the funds.

ARTICLE X

TAX RECLAIMS AND EXEMPTIONS

Section 10.1.          Reclaims and Exemptions.  (a) Unless the Custodian has received Instructions to the contrary, the Custodian will attempt to reduce the amount of foreign taxes withheld or paid by the Client and the beneficial owners of any Securities with respect to interest and dividend payments received on Securities by filing the appropriate tax reclaim documentation as required in the applicable jurisdictions.

(b)           At the request of the Client, the Custodian will also undertake to obtain exemptions from withholding taxes imposed in various jurisdictions by filing the appropriate documentation as may be required in the applicable jurisdiction.

Representatives of the Custodian will be available to discuss with the Client exemptions from tax liabilities which may be available to the Client or the beneficial owner of the Property in various foreign jurisdictions.  The Client, however, should not rely on representatives of the Custodian to render tax advice to the Client or any beneficial owner and should consult its own tax advisor as to any such matters.

Section 10.2.          Tax Status Documentation.  To enable the Custodian to file for tax reclaims and apply for exemptions from withholding taxes in accordance with Section 10.1, the Client agrees to provide, and shall cause the beneficial owners of the Property to provide, the documentation and information which may be necessary in each relevant jurisdiction to:

(a)           entitle the holder or owner of any Security to reclaim any taxes paid or withheld from any dividend or interest payment made with respect to such Security; or

(b)           entitle the holder or owner of any Security to be exempt from any withholding tax applicable to any interest or dividend payments made with respect to any Securities.

To the extent that separate documentation may be required in respect of a particular individual or group of transactions, the Client will provide such items before any transfer of assets to the Custodian.  A list of required documentation can be found in Appendix 1, although additional documentation may be required.  In the event that the necessary documentation has not been received by the Custodian, the Custodian will be under no obligation to seek exemptions, file for reclaims or to receive anything other than the standard amounts net of normal withholding tax.

Section 10.3.          Filing Procedures for Withholding Tax.  Dividends received by the Custodian on behalf of the Client may be received net of withholding tax against which tax reclaims may be filed.  Based on information received, but assuming no obligation for the completeness of information, the Custodian will identify any dividend or interest payment for which withholding reclaims may be filed.

Where appropriate, the Custodian will arrange for completion of the necessary documentation and its forwarding to:

(a)           the Client;

(b)           the United States Internal Revenue Service;

(c)           the Subcustodian in the jurisdiction concerned;

(d)           the local taxing authority in the jurisdiction; and concerned;

(e)           other parties as may be required.

The documentation may need to be passed to one or more than one of the above, based on the jurisdiction concerned.

Funds received by the Custodian from tax reclaims will be reconciled with the amount of the expected tax reclaim in local currency and credited to the Client upon reconciliation.  If the Client requests the Custodian to convert the local proceeds to another currency, the Client will provide the Custodian standing instructions as set forth in Appendix 11.

On or before the 15th day of each calendar month, the Custodian will provide information on the status of all outstanding reclaim items relating to dividend and interest payments made on or before the 15th day of the second preceding calendar month.  The Custodian makes no representation as to the effectiveness of its pursuit of information from any foreign or U.S. taxation authorities.

ARTICLE XI

SECURITIES LENDING

Section 11.1.          Discretionary Securities Lending Transactions.  The Custodian has been appointed as securities lending agent by the Client pursuant to the Custody Agreement.  In order to ensure timely settlement and successful revenue to the Client, the Custodian requires sale instructions by trade date for those securities on loan.

When a return settles, the collateral will be returned to the broker via the Depository Trust Company (“DTC”) and the shares will be returned to “available to be lent” status.  The Custodian shall not release collateral to the borrower until the shares are confirmed as returned.

Revenue from securities lending activities will be credited to the Client’s account monthly on the third business day of the month following receipt by the Custodian.  A complete breakdown of the lending revenue will also be provided at that time.

Each borrower of Securities will, at the outset of a lending transaction, provide cash, U.S. Government obligations, or irrevocable letters of credit issued by major banks in an amount equal to at least 105% of the market value of the Securities lent.  Additionally, each day a mark-to-market will occur to ensure that 105% collateralization is maintained.  All cash collateral the necessary will be charged via DTC.

Section 11.2.          Directed Securities Lending Transactions.  Upon receipt of Instructions from an Authorized Person, the Client will arrange for the lending of securities by the Client to a borrower identified by the Client.  The Client shall identify the shares offered, the rate of compensation (rebate fee), the collateral, and the marking-to-market of the securities out on loan.

The Client and the Custodian agree to the following operational procedures for directed securities lending:

(i)                                     The Client will notify the Custodian of directed securities lending transactions no later than the standards on the matrix on Appendix 18.

(ii)                                  Prior to the Client commencing security lending activity, the Custodian must establish broker shortcodes for each prospective borrower within the Custodian’s security lending system.  This code must be different from the broker code given to regular trade transactions.

(iii)                               The Custodian will be responsible for the reporting or notification of corporate action entitlement for assets involved in a directed securities lending program to the Client.  The Custodian shall not execute any such Instructions relating to securities on loan.  The Client should contract the borrower directly to take any action with respect to any such corporate action.

(iv)                              The Custodian will fully accrue for dividends for assets involved in a directed securities lending program.  The collection of the actual income is the responsibility of the Client.  The Custodian will not claim income due from the borrower(s).  After claiming the borrower, the Client will provide the Custodian with a written preadvice of funds to be received from the borrower.  In the event that the funds received from the borrower are not reconciled with the preadvice from the Client, the Custodian will not pay the funds to the Client until the difference is resolved.

(v)                                 In the event that the borrower forwards any relevant income due the Client to the Custodian, the Client will be responsible for claiming directly from the borrower any excessive withholding taxes.

(vi)                              The Custodian will reflect all loans on the Client’s Statement of Security Holdings Report and identified by an “L” preceding the loan reference number.  The Custodian will produce the following client reports daily to be transmitted via mainframe transmission or a formatted report transmitted to a dedicated PC terminal at the Client’s office as agreed between the Custodian and the Client.

• Client Loan/Return Clean Up Report

• Client Open Loan Report

• Client Daily Activity Report

These reports will confirm what loans have settled as of the current Business Day.  Any discrepancies between the Custodian’s reported loan and return settlements and those reported by the brokers to the Client must be resolved prior to close of business on the date after the difference.

(vii)                           The Custodian will not accept sale instructions for any securities when the shares in question are on loan.  When the Custodian receives confirmation from its Subcustodian that shares have been returned by the borrower, the Custodian will then process the Client’s sale instruction.

ARTICLE XII

REPORTING

Section 12.1.          Daily Transmission of Information.  The Custodian will transmit to the Client on a daily basis the reports shown in Appendix 15 so as to provide the Client with the informational means of reconciling Trades, cash, and accruals on a daily basis.  The Client will reconcile these reports daily and communicate all inquiries concerning this reconciliation to the Client Executive at the Custodian by Electronic Transmission (or if electronic mail is unavailable, by facsimile).

The transmission will ordinarily be a dataset with mainframe to mainframe communication or a formatted report transmitted to a dedicated PC terminal at the Client’s office.

The reports will be transmitted so as to reach the Client by approximately 6:00 am EST on the business day of transmission and will relate to activity as of close of business on the previous business day.

Section 12.2.          Monthly Report Delivery.  On the first business day of each month, the Custodian will provide the Client with a draft of the month end reports shown on Appendix 16 (the “Monthly Reports”).  The Client will identify an Authorized Person responsible for the review and reconciliation of the Monthly Reports.  This Authorized Person will confirm the accuracy of the information contained in such Monthly Report, including without limitation, the Securities held in the Account and the valuation of such Securities.  Upon receipt of Instructions confirming that all late Trades and any applicable Client requests have been transmitted by the Client to the Custodian, the Custodian will initiate the production of the final Monthly Reports which shall be provided to the Client on the following business day.

Section 12.3.          Customized Reporting Requests.  Creation and transmission of the reports outlined in Sections 12.1 and 12.2 above constitute the core reporting by the Custodian to the Client.  Minor enhancements, in terms of format and detail changes, may be agreed from time to time.

Customized reporting requests would include entirely new reports that the Client might require containing different layout of data elements, revised calculations, etc.  The Custodian will endeavor to respond to such requests after evaluating the time and personnel costs involved in completing such reports.

ARTICLE XIII

CLIENT WORKSTATION

Section 13.1.          Client Inquiry System.  The Custodian will provide clients with the Custodian’s Client Inquiry System.  This electronic communication service provides a direct link between the Custodian and the Client involving groups of personnel specifically selected to meet our Client’s needs.

This service is provided with the understanding that its use shall be as instructed by the Custodian.  The Client may direct all inquiries through the Client Inquiry System thereby creating a database which the Custodian will use to monitor a variety of issues.  Such information may be presented to the Client on a regular basis.

In addition, the Custodian shall assign a unique mail identification for each Client Authorized Person allowing the Custodian to respond to inquiries from specific areas at the Client when applicable.  Communication sent to this mail ID shall constitute confirmed delivery of the message to the Client.

As needed, additional mail grouping or personnel changes to the current groupings can be established on two weeks notice.

Section 13.2.          Client Workstation Requirements.  The following equipment and software is required by the Client:

(a)           The minimum requirement is an IBM or compatible personal computer with 640K of a Ram and a 20 MB hard disk, DOS 3.3 or higher.  The Custodian also provides software for the Macintosh with the requirements of a 20 MB hard disk, system 6.05 or higher and 800 KB of RAM.  There is not a unix version of the software available at this time.  However, if your unix system has software to emulate a DOS window, our software will run.  It is highly recommended to use a PC with 386/486 architecture, like the IBM PS/2 series (model 55 or higher) or the Compaq Deskpro 386 or 486 machine.  However, the software will operate on PCs with 286 architecture or less.  The PC must also have a 3.5” or 5.25” floppy desk drive in order to install the software.  An 80X87 math coprocessor chip also increases the performance of our Client Workstation, but is not necessary.  Memory management software will also increase the performance of our customer workstation.  Our software has been tested with the following:  386MAX, QEMM, QRAM (286 machine), Windows and EMM386.SYS and DOS 5.0 and HIMEM.SYS.

(b)           The Morgan Stanley software conforms to most video protocols Monochrome, CGA, MCGA, EGA, VGA, and super VGA.  A color monitor is highly recommended since the workstation was developed for a color system.

(c)           The PC must be equipped with an asynchronous modem that supports at least 1200 baud under the CCITT V.22/Bell 212A protocols.  Suggested modems are the Multitech Multimodem (Model MT1432bA) and Telebit QBlazer (Model TQB1).  Again, since the Client will download reports, any increase in the modem speed will be very advantageous to the client.  2400 baud modems operating under the CCITT V.22 bis are acceptable worldwide.  9600 is supported using the CCITT V.32 protocol.  9600 service is extensively available in the United States and in many industrialized countries.  V32 is the only available protocol for use at 9600 at this time.  However, several data carriers (Telenet and Tymnet) are looking to support V.42 in the future.  The best modem to purchase would be a modem that supports all 3 asynchronous speeds 1200/2400/9600.  It is also an advantage if the modem supports the MNP, “MICROCOM NETWORKING PROTOCOL”, error correction protocol.  The modem should be able to support MNP’s Level 5 which allows for error corrections and data compression.  This is very important in areas of the world where the quality of existing phone lines is poor.  The modem should also support the Hayes command set.

(d)           A modem phone line should be located near the PC.  The phone jack varies from country to country, but for use in the U.S. the phone jack should be of the RJ11 type.  The ideal situation is a dedicated phone line.  If the line is connected to a PBX switching network, our software will run, but there may be complications involved.

(e)           A printer should be attached, either directly or indirectly (via a Local Area Network) to the PC running the Client Workstation Software.  The printer technology should at least be DOT MATRIX, operating at a speed faster than the rate at which the modem receives DATA.  Our reports are 132 characters in length, so the printer must be “wide” carriage or have the ability to compress the page width.  If the modem receives data at a faster pace than the printer, the Client should purchase a printer buffering device.  LASERJET printers are the recommended choice as they can easily keep up with a 9600 baud modem and produce reports of the highest quality.  Scanjets and inkjets are also a step above DOT matrix printers.

(f)            The software will be provided by Morgan Stanley on 3.5” diskettes or 5.25” diskettes.  The software runs a terminal emulation package called SIMPC (SIMMAC for the Apple Macintosh) that allows your PC to “act” like a Morgan Stanley terminal.  The software also allows connection to the Morgan Stanley HOST, via VALUE ADDED NETWORKS (INFONET, TELENET, and TYMNET) that ensures the integrity of DATA that is transferred between the Client and Morgan Stanley.  The software requires at least 1.5 MB of space on the hard disk to install and operate.  Extra drive space is recommended if reports are to be kept as files on the hard disk.

(g)           The software will run on a LOCAL AREA NETWORK and has been tested on LAN’s of the Ethernet and Token Ring variety.  The software will allow for printing to a shared device.  The software should also run with LAN’s that use the DOS 14H interrupt to communicate.  Our greatest success has been with the Novell/Ethernet lans running the Netware Asynchronous Software Interface (NASI) communications driver.

(h)           The Morgan Stanley Client Workstation is also adept at working with other Terminal Emulation/Connection schemes.  The workstation can be accessed by hardware terminal emulation that supports the IBM 3270 terminal type and allows for file transfer using the IBM IND$FILE facility.  Bluelynx, CXI, and IBM 3270 are three tested emulators.  Connection to the Morgan Stanley mainframe is available by means other than asynchronous modem connections.  Leased lines operating synchronously at 9600 baud up to 56 KBIT are available.

Section 13.3.          Client Workstation Technical Support.  The Custodian actively supports the Client Workstation applications from 9:00 AM to 5:00 PM every business day and distributes technical information for user applications.  It should be noted that this communication link to the Custodian using SIMPC is through a public data network.  This application is the foundation of the Custodian’s network to the brokers and agent banks worldwide.

Prior to the delivery of any Property to the Custodian under the Custodian Agreement, field training will be provided to the Client on use of the Customer Workstation.  In addition, user documentation will be provided to the Client for its use.

ARTICLE XIV

CLIENT SERVICE

Section 14.1.          Personnel at the Custodian.  All inquiries from the Client to the Custodian whether related to settlement, safekeeping, reporting or any other account related aspect may be directed to:

Abigail Luster
One Pierrepont Plaza, 8th Floor
Brooklyn, NY 11201
Telephone 718-754-2753
Facsimile 718-754-6161-6169
Home Telephone 908-755-3754

The Client Executive at the Custodian who may be contacted in the event that Julie Flynn is out of the office on business travel or on vacation is as follows:

Paul Larkin
Telephone 718-754-4661

Other personnel within the Custodian organization are listed in Appendix 17 to the procedures Manual.  This Appendix also includes:

(a)           A list of contacts and responsibilities at the Client.

(b)           A list of systems support personnel at the Custodian or its affiliated companies to be contacted with regard to data transmission issues.

Section 14.2.          Quality Measures/Training Procedures.  The Client and the Custodian may agree from time to time on specific quality measures expected from each other in a variety of areas.  Whenever such standards are agreed, the agreement will incorporate a methodology for tracking performance and the Formal Relationship Review (see Section 14.3 below) will incorporate a review of performance against agreed these measures.

Section 14.3.          Formal Relationship Review.  Based on an established schedule, the Custodian will produce a report covering performance.  The content of the report will be reviewed by the Client and the Custodian, with the intention of recommending procedural changes, operating improvements, etc. in order to continuously enhance the level of service provided by the Custodian to the Client.  The Relationship Review provides an excellent forum for the Client and Custodian to review operating results and plan future strategy.  The frequency and the agenda of the Review will be determined by the Client and the Client Executive from time to time.

Section 14.4.          Network Information.  The Custodian agrees to provide the Client with timely market information on market changes or developments about which the Custodian learns.  The Custodian will send this information via electronic mail to ensure quick delivery of the information.  On a regular basis, the Custodian will also send newsletters to the Client, summarizing recent market developments, visits to certain markets and other interesting information.

In addition, the Client may access the Custodian’s on-line information database, NETNEWS, via the mainframe connection, for general information on all countries where the Custodian provides services.

ARTICLE XV

MISCELLANEOUS

Section 15.1.          Amendments.  This Procedure Manual and any Appendix hereto may be amended or supplemented by the Custodian from time to time by notice to the Client.  This may be done by the addition of a Service Enhancement Letter.

Section 15.2.          Time.  All references in this Procedure Manual or in any Appendix to a time of day are to Eastern Standard time unless otherwise stated.

Section 15.3.          Governing Law.  This Procedure Manual shall be governed by the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York.

By signing this document, all parties agree to the procedures and policies stated above.

Morgan Stanley Trust Company

MORGAN STANLEY INDIA INVESTMENT FUND, INC.

Date

Appendices

to

Procedures Manual

APPENDIX 1

Account Documentation

REOUIRED DOCUMENTATION FOR CORE CUSTODIAL SERVICES (INCLUDING TAX RECLAIMS):

•                                          CUSTODY AGREEMENT

•                                          PROCEDURES MANUAL (INCLUDING APPENDICES)

•                                          FEE SCHEDULE / BILLING GUIDE

•                                          GENERAL ACCOUNT INFORMATION

•                                          US TAX AUTHORITY DOCUMENTATION

•                                          LOCAL TAX OFFICE LETTER / APPLICATION LETTER (NON-UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

•                                          FORM 6166 / REQUEST FOR FOREIGN CERTIFICATION FORM (UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

•                                          CERTIFICATION OF BENEFICIAL OWNERSHIP, LEGAL NAME, LEGAL RESIDENCY, TAX STATUS AND TAX IDS

•                                          TAX RECLAIM POWER OF ATTORNEY

•                                          PREVIOUS TAX RECLAIM FILING INFORMATION (PREVIOUS FILERS, ONLY)

•                                          UK TAX AUTHORITY DOCUMENTATION

•                                          SOPHISTICATED INVESTOR (ACCREDITED INVESTOR) LETTER (UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED FROM AN ENTITY CLASSIFIED AS TAX EXEMPT BY ITS LOCAL TAX AUTHORITY:

•                                          UK FORM 4338 (EXEMPT NON-UNITED KINGDOM-RESIDENT BENEFICIAL OWNERS, ONLY)

•                                          UK FORM 309A (EXEMPT UNITED STATES-RESIDENT BENEFICLAL OWNERS, ONLY)

•                                          FOREIGN EXEMPTION LETTERS / APPLICATION FOR AUSTRALIAN EXEMPTION LETTER (EXEMPT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REOUIRED ONLY IF YOU WILL USE THE PROXY VOTING SERVICE:

•                                          VOTING POWER OF ATTORNEY

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DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL DEAL IN CERTAIN SECURITIES:

•                                          JGB INDEMNIFICATION LETTER

•                                          KOREAN SECURITIES POWER OF ATTORNEY

•                                          NEW ZEALAND ‘APPROVED ISSUER LEVY’ LETTER

•                                          SPANISH POWER OF ATTORNEY WITH APOSTILE

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APPENDIX 2

Client Accounts

Account Name		Account Number	Account Mnemonic

1.	Morgan Stanley India Investment Fund, Inc.	000 40386	MAFR

2.

3.

4.

5.

6.

7.

8.

9.

10.

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APPENDIX 3

Authorized Signatures

The Custodian is directed to accept and act upon Instructions received from any of the following persons or entities:

	Name	Organization	Title	Telephone/Fax	Authorized Signature	Workstation User I.D.
A.	Management
1	Sui-Yang Chong	MSAM Singapore	Manager	65-290-1833		m77003
2.	Eileen Cresham	MSAM New York	Principle	212-296-7222
3.	Jackie Day	MSAM London	Vice President	4471-425-8753		m21069
4.	Jim Grisham	MSAM New York	Principal	212-296-7198		m21768
5.	Michele Lacey	MFS Boston	Sr. Manager	617-728-7323		excc367
6.	Steve Richard	MFSC Boston	Manager	617-728-1263
7	Andrew Summers	MSAM New York	Principal	212-296-7274		m21177

B.	Trade Settlements
1.	Chris Corrao	MSAM New York	Portfolio Admin.	212-296-7312		m36665
2.	Valerie DeAbreu	MSAM New York	Trade Admin.	212-296-7252
3.	Bee Yong Lee	MSAM New York	Portfolio Admin.	65-290-1829		m77009
4.	Martin Pearce	MSAM London	Operations Mgr.	4471-425-8746		m21512
5.	Peter Simmons	MSAM London	Portfolio Admin.	4471-425-8747		m21892
6.	Beth Torchia	MSAM New York	Trade Admin.	212-296-7257		m35735
7.	Sharon Weston	MSAM London	Portfolio Admin.	4471-425-8748		m22108

C.	Cash
1.	Ken Ackley	MFSC	Fund Acct.	617-728-1070		excc461/594
2.	Sui-Ying Chong	MSAM Singapore	Manager	65-290-1833		m77003
3.	Chris Corrao	MSAM New York	Portfolio Admin.	212-296-7312		m36665
4.	Suzanne Dick	MFSC	Fund Acct.	617-728-1064		excc414/473
5.	Bill Harkins	MFSC	Fund Acct.	617-728-7316
6.	Teresa Kay	MSAM London	Portfolio Admin.	4471-425-8749		m22246
7.	Christen Langguth	MFSC	Fund Acct.	617-728-1148		excc476/527
8.	Bee Yong Lee	MSAM Singapore	Portfolio Admin.	65-290-1829		m77009
9.	Doug Lee	MSAM New York	Portfolio Admin.	212-296-7229		m38103
10.	Jim Markley	MFSC	Fund Acct.	617-728-7306
11.	Frank Palo	MSAM New York	Portfolio Admin.	212-296-7224		m39121
12.	Martin Pearce	MSAM London	Manager	4471-425-8746		m21512
13.	Gwen Perotta	MFSC	Fund Acct.	617-728-1155		excc366
14.	Michele Powers	MFSC	Fund Acct.	617-728-1193		excc362
15.	Rob Robertson	MFSC	Fund Acct.	617-728-1061		excc477
16.	Chris Saulnier	MFSC	Fund Acct.	617-728-7306
17.	Peter Simmons	MSAM London	Portfolio Admin.	4471-425-8747		m21892
18.	Richard Stafford-Hill	MSAM London	Cash Mmgt.	4471-425-8742		m20735
19.	Louise Testani	MSAM New York	Corporate Action Admin.	212-296-7061		m20954
20.	Beth Torchia	MSAM New York	Trade Admin.	212-296-7257		m35735
21.	Dave Tunney	MSAM New York	Portfolio Admin.	212-296-7254		m14375
22.	Linda Vanderson	MSAM London	Portfolio Admin.	4471-425-8742		m20954
23.	Sharon Weston	MSAM London	Operations	4471-425-8748		m22108

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D.	Corporate Actions
1.	Sui-Ying Chong	MSAM Singapore	Manager	65-290-1833	m77003
2.	Chris Corrao	MSAM New York	Portfolio Admin.	212-296-7312	m36665
3.	Bee Yong Lee	MSAM Singapore	Portfolio Admin.	65-290-1829	m77009
4.	Doug Lee	MSAM New York	Portfolio Admin.	212-296-7229	m38103
5.	Martin Pearce	MSAM London	Manager	4471-425-8746	m21512
6.	Peter Simmons	MSAM London	Portfolio Admin.	4471-425-8747	m21892
7.	Louise Testani	MSAM New York	Corporate Action Admin.	212-296-7061
8.	Linda Vanderson	MSAM London	Portfolio Admin.	4471-425-8742	m20954

E.	Dividends and Tax Reclaims
1.	Sui-Ying Chong	MSAM Singapore	Manager	65-290-1833	M77003
2.	Chris Corrao	MSAM New York	Portfolio Admin.	212-296-7312	m36665
3.	Bee Yong Lee	MSAM	Portfolio Admin.	65-290-1329	m77009
4.	Doug Lee	MSAM New York	Portfolio Admin.	212-296-7229	m38103
5.	Martin Pearce	MSAM London	Manager	4471-425-8746	m21512
6.	Peter Simmons	MSAM London	Portfolio Admin.	4471-425-8747	m21892
7.	Louise Testani	MSAM New York	Portfolio Admin.	212-296-7061	m33067
8.	Linda Vanderson	MSAM London	Portfolio Admin.	4417-425-8743	m20954

F.	Valuations
N/A

G.	Position Reconciliation
1.	Ellen Cannon	MSAM London	Portfolio Admin.	4471-425-8738	m21555
2.	Sui-Ying Chong	MSAM Singapore	Manager	650290-1833	m77003
3	Chris Corrao	MSAM New York	Portfolio Admin.	212-296-7312	m36665
4.	Jan Day	MSAM London	Portfolio Admin.	4471-425-8738	m21069
5.	Eileen DiGioia	MSAM New York	Portfolio Admin.	212-296-7205	m36787
6.	Gill Goodacre	MSAM London	Portfolio Admin.	4471-425-8739	m21768
7.	Robert Harradine	MSAM London	Portfolio Admin.	4471-425-8764	m22454
8.	Bee Young Lee	MSAM Singapore	Portfolio Admin.	65-290-1829
9.	Doug Lee	MSAM New York	Portfolio Admin.	212-296-7229	m38103
10.	Paula Morgan	MSAM London	Portfolio Admin.	4471-425-8736	m21383
11.	Frank Palo	MSAM New York	Portfolio Admin.	212-296-7224	m39121
12.	Duncan Rigall	MSAM London	Portfolio Admin.	4471-425-8745	m22519
13.	Dave Tunney	MSAM New York	Portfolio Admin.	212-296-7354	m14375

H.	Billing
1.	Jim Grisham	MSAM New York	Principle	212-296-7198
2.	Louise Lydon	Mutual Funds Services	Fund Admin.	617-728-1182
3.	Steve Richard	MFSC	Manager	617-728-1263
4.	Andrew Summers	MSAM London	Principle	4417-425-8772

J.	Miscellaneous
1.

K.	Monthly Reporting Review
1.	Ellen Cannon	MSAM London	Portfolio Admin.	4417-425-8738	m21555
2.	Sui-Ying Chong	MSAM Singapore	Manager	65-290-1833	m77003

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3.	Chris Corrao	MSAM New York	Portfolio Admin.	212-296-7312	m36665
4.	Jan Day	MSAM London	Portfolio Admin.	4471-425-8738
5.	Eileen DiGioia	MSAM New York	Portfolio Admin.	212-296-7205
6.	Gill Goodacre	MSAM London	Portfolio Admin.	4471-425-8739
7.	Robert Harradine	MSAM London	Portfolio Admin.	4471-425-8764	m77009
8.	Bee Yong Lee	MSAM Singapore	Portfolio Admin.	65-290-1829
9.	Doug Lee	MSAM New York	Portfolio Admin.	212-296-7229	m38103
10.	Jim Markley	MFSC	Fund Acct.	617-728-7306
11.	Paula Morgan	MSAM London	Portfolio Admin.	4471-425-8736	m21383
12.	Frank Palo	MSAM New York	Portfolio Admin.	212-296-7224	m39121
13.	Chris Saulnier	MFSC	Fund Acct.	617-728-7306
14.	Duncan Rigall	MSAM London	Portfolio Admin.	4471-425-8745	m22519
15.	Dave Tunney	MSAM New York	Portfolio Admin.	212-296-7254	m14375

Authorized by:

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APPENDIX 4

Trade Settlement Deadlines

(Note:   All trades must be received by 4:00 pm on the deadlines stated below, unless otherwise specified.  All times are New York time.)

Country:	Normal Settlement Cycle:	MSTC Deadline:
Argentina	Trade date plus 5 business days	11:00 am on settlement date minus 2 business days
Australia	Trade date plus 5 business days	Settlement date minus 2 business days
Austria	Trade date plus 5 business days	11:00 am on settlement date minus 2 business days
Belgium	Alternate Mondays or Tuesdays	Settlement date minus 2 business days
Brazil	Trade date plus 2 business days	11:00 am on settlement date minus 1 business day
Canada	Trade date plus 3 business days	Settlement date minus 2 business days
*T-Bills	Trade date plus 1 business day	Settlement date minus 1 business day
Chile	Trade date plus 2 business days	11:00 am on settlement date minus 1 business day
China	Trade date plus 3 business days	Settlement date minus 3 business days
Colombia	Trade date plus 2 business days	11:00 am on settlement date minus 1 business day
Denmark	Trade date plus 3 business days	11:00 am on settlement date minus 2 business days
Finland	Trade date plus 4 business days	11:00 am on settlement date minus 2 business days
France	Monthly Settlement Cycle	Settlement date minus 2 business days
Germany	Trade date plus 2 business days	Settlement date minus 2 business days
Greece	Trade date plus 2 business days	Settlement date minus 1 business day
Hong Kong	Trade date plus 2 business days	Settlement date minus 1 business day
Indonesia	Trade date plus 4 business days	Settlement date minus 4 business days
Italy	Monthly Settlement	3 business days prior to Reporting Day
Ireland	Alternate Mondays	Settlement date minus 5 business days
Japan	Trade date plus 3 business days	Settlement date minus 2 business days
*JGB’s	Trade date plus 4 business days	Settlement date minus 3 business days
Korea	Trade date plus 2 business days	Settlement date minus 2 business days
Malaysia
Buys	Trade date plus 7 business days	Settlement date minus 2 business days
Sales	Trade date plus 4 business days	Settlement date minus 2 business days
Mexico	Trade date plus 2 business days	Equity: settlement date minus 1 business day
Bonds: 12:00 pm on settlement date minus 1 business day
Netherlands	Trade date plus 5 business days	Settlement date minus 2 business days
New Zealand	Trade date plus 5 business days	Settlement date minus 3 business days
Norway	Trade date plus 3 business days	11:00 am on settlement date minus 2 business days
Pakistan	Following Monday	Settlement date minus 2 business days

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Country:	Normal Settlement Cycle:	MSTC Deadline:
Peru	Trade date plus 2 business days	11:00 am on settlement date minus 1 business day
Philippines	Trade date plus 3 business days	Settlement date minus 3 business days
Portugal	Trade date plus 3 business days	Settlement date minus 3 business days
Singapore	Trade date plus 5 business days	Settlement date minus 2 business days
Spain	Trade date plus 7 business days	Settlement date minus 2 business days
Sri Lanka
Buys	Trade date plus 5 business days	Settlement date minus 2 business days
Sells	Trade date plus 7 business days	Settlement date minus 2 business days
Sweden	Trade date plus 3 business days	11:00 am on settlement date minus 2 business days
Switzerland	Trade date plus 3 business days	Settlement date minus 2 business days
Taiwan	Trade date plus 1 business day	Settlement date minus 1 business day
Thailand	Trade date plus 3 business day	Settlement date minus 2 business days
Turkey	Trade date plus 1 business day	Settlement date minus 1 business day
United Kingdom	Alternate Mondays	Settlement date minus 5 business days
*Gilts	Trade date plus 1 business day	Settlement date minus 1 business day
United States	Trade date plus 5 business days	Settlement date minus 2 business days
CP and T-Bills	Trade date plus 1 business day	11:00 am on settlement date
Uruguay	Trade date plus 1 business day	11:00 am on settlement date minus 1 business day
Venezuela	Trade date plus 5 business days	11:00 am on settlement date minus 1 business day
Euroclear	Trade date plus 5 business days
*Euroclear/Cedel		Settlement date minus 2 business days
*Kassenverein		Settlement date minus 2 business days
*Physical		11:00 am on settlement date minus 2 business days
11:00 am on settlement date minus 3 business days for Italian Government Bonds
EuroCDs	Trade date plus 1 business day	Settlement date minus 1 business day for USD and GBP
Settlement date minus 2 business days for all other currencies
EuroCommercial Paper	Trade date plus 1 business day	Settlement date minus 1 business day

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APPENDIX 5

Broker Information

(MORGAN STANLEY TRUST COMPANY USE ONLY)

Client Name:
Client Contact:
Contact Tel.#:

Broker:
Address:

Broker Contact:
Contact Tel.#:

Country:

Circle One:
Equities	Fixed Income (Bonds)	Other

Broker’s Local Settlement Instructions

Agent:
Agent Address:
Beneficiary:
Beneficiary Account#:
Cedel Account#:
Euroclear Account#:

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APPENDIX 6

Broker FX Delivery Instructions

Broker Name:
Broker A/C# or Mnemonic:
Currency:
Agent Name:
Agent BIC, ABA, CHIPS or CHAPS #:
Beneficiary:

Bank A/C#:

Completed and/or approved by:
Client

Completed and/or approved by:
Client Executive

Completed and/or approved by:
Controllers

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APPENDIX 7

Foreign Exchange Information

The Client will provide the following information to the Custodian via mainframe transmission or workstation as agreed with the Custodian.

Instructing the Custodian concerning the trading of foreign currency with a third party, the Client must specify:

•              Value date            MM/DD/YY

•              Currency Sold and Amount

•              Currency Bought and Amount

•              Exchange Rate

•              Remitting and Delivering Banks including City

•              by order of/for account of

Example,

value 02/01/93

Sold JPY 25,000,000

at 140.00

Bought USD 178,571.43

Deliver JPY to:

ABC Bank, Tokyo

F/A/O XYZ Bank, NY

ref. forex

Receive USD from:

ABC Bank, NY

ABA 000000000

B/O x company

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APPENDIX 8

Currencies Earning Interest

Currency	Minimum Deposit Amount

USD

A-8-1

APPENDIX 9

Client SWIFT Delivery Instructions

Client Name:
Client A/C#:
Currency:
Agent Name:
Agent BIC, ABA, CHIPS or CHAPS #:
Beneficiary:

Bank A/C#:

Completed and/or approved by:
Client

Completed and/or approved by:
Client Executive

Completed and/or approved by:
Controllers

Mnemonic Assigned:

NOTE:  The mnemonic assigned to these instructions can be chosen by the client or assigned by the MSTC Controllers Group.

A-9-1

APPENDIX 10

Cash Disbursement/Deposit Information

The Client will provide the following information to the Custodian via mainframe transmission or workstation as agreed with the Custodian.

Instructing the Custodian to receive currency, the Client must specify:

•              Value date           MM/DD/YY

•              Currency

•              Amount

•              Remitting Bank including city

•              by order of

Instructing the Custodian to pay currency, the Client must specify:

•              Value date           MMJDD/YY

•              Currency

•              Amount

•              Receiving Bank including city

ABA or Chips ID number when applicable

•              for the account of
account number when applicable

APPENDIX 11

Client Standing Instructions

The Custodian will act according to the standing instructions that the Client has included below.

1.             Rights Issues

n/a

2.             Optional Stock Dividends

n/a

3.             Corporate Actions

n/a

4.             Convert Dividend Proceeds

n/a

5.             Convert Monthly Debit/Credit Interest

n/a

6.             Convert Corporate Action Proceeds

Leave in local currency

7.             Convert Coupon Interest Proceeds

Leave in local currency

8.             Convert Maturities

Leave in local currency

9.             Convert Tax Reclaim Proceeds

Leave in local currency

10.           Other Standing Instructions

n/a

A-11-1

APPENDIX 12

Assured Dividend Schedule
Effective January 4, 1993

Country	Payment Schedule

Australia	PD + 1
Austria	PD + 1
Belgium	PD + 1
Canada	PD + 1
Denmark	PD + 1
Finland	PD + 1
France	PD + 1
Germany	PD
Hong Kong	PD + 1
Ireland	PD + 2
Italy	PD + 5
Japan	PD + 2
Korea (South)	PD + 5
Malaysia	PD + 4
Netherlands	PD + 1
New Zealand	PD + 1
Norway	PD + 1
Portugal	PD + 5
Singapore	PD + 4*
Spain	PD + 5
Sweden	PD + 1
Switzerland	PD
Thailand	PD + 5
Turkey	PD + 10
United Kingdom	PD + 1
United States	PD**

NOTE:

*Malaysian securities that trade on the Singapore Stock Exchange will be paid in MYR at the Malaysian tax rate.

**DTC pays on PD with Clearing House Funds, therefore the funds are not valued until the next day (PD + 1)

EXCEPTIONS:

OPTIONAL DIVIDENDS:  The cash portion will NOT be included in this schedule.

Securities Paying out of issued currency will not be part of this schedule, e.g. Mandarin Oriental - This is safekept as US Security but issued in Hong Kong.

The following Countries are NOT on the Assured Dividend Schedule but MSTC will continue to review market practice in countries and work with our agents to add these to the schedule as soon as possible:

Argentina

Brazil

Chile

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Colombia

Greece

Indonesia

Mexico

Peru

Philippines

Taiwan

Uruguay

Venezuela

A-12-2

APPENDIX 13

Proxy Procedures

NOTIFICATION

1.             Meeting dates will be loaded into REUM (International Reorg Calendar) via Telekurs and manually.  Manual update information will come from our sub-custodians and ISS.

2.             Agenda items and materials will be requested from the respective agent.  Agenda items will be distributed via REUM and materials will be distributed upon request.

3.             Clients will receive basic details of each upcoming meeting via email or fax instructions initiated through REUM.

4.             Upon receipt of the agenda items, the client will receive final details of the meeting:  meeting dates, agenda items, MSTC response deadline and details of any fees.

CLIENT RESPONSE

MSTC will recap the clients proxy vote upon receipt.  The clients vote(s) will be input into REUM for reporting.

MSTC will not endeavor to follow-up with clients if they do not send a proxy vote prior to the deadline.  (Clients will be reminded of this with each announcement.)

AGENT RESPONSE

On MSTC response deadline, the votes will be tallied and forwarded to our sub-custodian via email, SWIFT or TELEX.

BILLING

Proxy voting fees will be added to the monthly Custody Fee Bill as a separate line item.  Attached to this line item will be the details of each vote.

Reporting will be available to the client monthly, quarterly, semi-annually, or annually upon request.  The client will be able to choose from two versions of the report:

Version A will include:  company name, meeting date, and quantity of shares voted.

Version B will include:  company name, meeting date, quantity of shares voted, agenda items, and the client’s voted choice.

BLOCKING OF SHARES FOR VOTING

For the countries that require blocking of the shares being voted at the AGM or EGM, the sub-custodian will place a restriction (‘block’) on these shares upon receipt of our voting instructions and will remain until one business day following the meeting.  To reflect this block on MSTC records we

A-13-1

will place a memo reference on the position which will be tracked by the edit check system in MTUA.  This memo reference will remain until the shares are released by the sub-custodian.

Memo reference entries will be made manually until system enhancements are made available.

REGISTRATION OF SHARES FOR VOTING

For the countries that require the shares to be registered in the name of the beneficial owner, we will need to provide the name and address of the beneficial owner at the same time we give the voting instructions.  Time is critical, as the shares are usually required to be registered by a specified time period prior to the meeting date (one to several weeks).  The shares will be re-registered to the sub-custodian’s nominee name on one business day after the AGM or EGM.  To reflect this block on MSTC records we will place a memo reference on the position which will be tracked by the edit check system in MTUA.  This memo reference will remain until the shares are fully re-registered by the sub-custodian.

Memo reference entries will be made manually until system enhancements are made available.

A-13-2

COUNTRY	SPECIFIC PROCEDURES

Australia	As detailed above.

Austria

Shares must be blocked prior to the meeting and will be unblocked on meeting date + 1.  Shares will be unavailable for trade settlement during this period.

Cut memo reference journals to restrict the shares from trade settlement.

Lawyer fees will be charged for a vote against or to abstain. The sub-custodian will make arrangements for the lawyer.

Belgium	As detailed above.

Canada	Votes will be tallied and forwarded directly to the registrar or company rather than the sub-custodian. A proxy card must be completed for each company.

Denmark

Shares need to be registered 3 1/2 months prior to the meeting.  Upon receipt of instructions to vote the proxy, MSTC will instruct our agent (via SWIFT or Telex) to register the required shares.  Shares will be unavailable for trade settlement until the shares are returned to the previous registration.  Details and agenda will not be available until at least 6 weeks prior to the meeting.  (varies)

Cut memo reference journals to restrict the shares from trade settlement.

**NOTE:  Since shares must be registered prior to the provision of the meeting details and agenda, instructions for intent to vote at the meeting must be received 3 1/2 months prior to the meeting date.

Service is provided for the 50 major companies only.

Baltica
Bang & Olufsen Hldg
Carlsberg
Coloplast
Danske Luftfartselkab
Den Danske Bank
D/S AF 1912
D/S Torm
Fls Industries
GN Store Nord
Hafnia Holding
ISS - Int Service System
Jyske Bank
Kryolitselskabet Oresund
Monberg & Thorsen Hldg
Baltica Holding
Burmeister & Wain Hldg
Cheminova Holding
Danisco
Denske Trelastompagni
DFDS
D/S AF Svendborg
F. Junckers Industrier
Ford Motor Company
H&H Industri Holding
Incentive
Lauritzen Holding
Korn Og Foderstof Komp
Micro Matic
NKT

A-13-3

COUNTRY	SPECIFIC PROCEDURES

Novo Nordisk
Radiometer
SCS Holding
Sparekassen Bikuben
Tele Danmark
Unidanmark
Vlladsens Fabr
O.K. Holding Co.
Aalborg Portland
Phonix
Royal Copenhagen
Sophus Berendsen
Superfoss
Topdanmark
Varde Bank
Wessel & Vett
Ostasiatisk Kompagni
Aarhus Oliefabrik

Finland

Shares must be registered at least 1 month prior to the meeting.  Upon receipt of instructions to vote the proxy, MSTC will instruct our agent (via SWIFT or Telex) to register the required shares and lodge the vote.  Shares will be unavailable for trade settlement until the shares are returned to the previous registration.

Cut memo reference journals to restrict the shares from trade settlement.

Registration fees will vary based upon the type of registration; book-entry or share certificate.  Book-entry registration will be 250fim and the share certificate registration will be 5fim per share with a minimum of 50 fim.

France	Shares must be blocked prior to the meeting and will be unblocked on meeting date + 1. Shares will be unavailable for trade settlement during this period.

Cut memo reference journals to restrict the shares from trade settlement.

Germany

Once all votes are tallied we will provide one general vote which must be an original proxy form with two authorized signatures from MSTC.  Shares must be blocked upon receipt of the proxy form and will be unblocked on meeting date + 1.  Shares will be unavailable for trade settlement during this period.

Cut memo reference journals to restrict the shares from trade settlement.

Hong Kong	As detailed above.

Ireland	As detailed above.

Italy	Once all votes are tallied we will provide Studio Caleselle with our voting instructions. The fee will be divided by the number of clients that choose to vote.

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COUNTRY	SPECIFIC PROCEDURES

Singapore

As detailed above.  Shares which are not duly registered on or before the meeting date will not carry voting rights.  Shares under registration or blocking of shares held in “Street Name” will not have voting rights.

Spain	As detailed above. Shares must be purchased 5 days prior to the meeting, in order to be eligible to vote.

Sweden

Registration instructions must be sent to our sub-custodian first via facsimile and confirmed by telex 12 days prior to the meeting.  Voting instructions, Power of Attorney, and cover letter must be received by our sub-custodian seven days prior to the meeting.  After the meeting the shares are returned to their original registration.  The shares will be unavailable for trade settlement during this period.

Cut memo reference journals to restrict the shares from trade settlement.

There is a fee for registration in and out of the clients’ name, voting, and translation.

Our sub-custodian is prepared to vote for the following companies only, but has plans to extend this service to smaller companies in the future:

Aga
Asea
Astra
Atlas Copco
Electrolux
Ericsson
Incentive
Industrivarden
Investor
Nobel
Procordia
Sandvik
Skandia
S-E Banken
Skanska
SKF
Stora
SCA
Handelsbanken
Sydkraft
Trelleborg
Volvo

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APPENDIX 14

Fixed Income Collections
Assured Payment Schedule

Effective June 15, 1992

Country	Schedule

Australia	PD
Austria	PD
Belgium	PD
Canada	PD
Denmark	PD
Finland	PD
France	PD
Germany	PD
Italy	PD
Ireland	PD
Japan	PD
New Zealand	PD
Norway	PD
Spain	PD
Sweden	PD
Switzerland	PD
United Kingdom	PD
United States	PD + 1

NOTE:  All other Euroclear eligible bonds will also be paid on PD.

United States bonds which are held at DTC are paid with clearing house funds and therefore will be paid PD + 1.  However, bonds held at Natwest will continue to be paid on PD.

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APPENDIX 15

Daily Transmission of Client Reports

Each business day, the Custodian will electronically transmit the following reports listed to the Client’s mainframe and/or workstation as agreed with the Custodian.

Report Title	Report ID

Client Statement of Securities Holdings	MT5022

Client Statement of Cash	MT5038

Client Statement of Cash with accruals	MT5039

Client Cash Balance Forecast Summary	AI7441

Daily Dividend Announcement Report	MT506C

Month-to-Date Ex-Date Dividend Report	MT5065

Month-to-Date Pay-Date Dividend Report	MT5066

Debit/Credit Interest Report	BI6000

Income Due Recap Accrual Detail	MT506J

Income Due Recap Accrual Summary	MT506K

Income Due Recap Reclaim Details	MT506L

Income Due Recap Reclaim Summary	MT506M

Daily Interest Accrual Report	HF0342

Client Fail Report	AI765M

Corporate Action Recap Report	MT5134

Trade Tickers	MT5971

FX Tickets	MT5972

Cash Tickets	MT5973

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APPENDIX 16

Monthly Transmission of Client Reports

Each business day, the Custodian will electronically transmit the following reports listed to the Client’s mainframe and/or workstation as agreed with the Custodian.

Report Title	Report ID

Client Trade Fail Report	AI 765M

Client Trade Projection	AI 766M

Statement of Securities Holdings	MT502b

Client Statement of Cash	MT5038

Month-to-Date Ex-Date Report	MT5062

Month-to-Date Pay-Date Report	MT5064

Accruals/Reclaims	MT506J, MT506k, MT506L, MT506M

Corporate Actions	MT5134

Paydate Interest

MT5191

Debit/Credit Interest Report	BI6001

MSTC Broker List

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APPENDIX 17

Contacts at the Custodian

NAME	EXTENSION	MAILBOX ID

Client Service Team

Abigail Luster	2753	ALUS
Paul Larkin	4661	LARK
Ann Osti	2774	OSTI
Roccato, Daniel	2707	DROCC

Settlements/Reconciliation Team

Bruno, Joe	2750	JBRUN
Bopp, Anthony	2736	BOPP
Coppin, Bruce	2735	COP
Harper, Wayne	4066	HARP
Lee Tracey	2776	TRAC
Manon, Tomas	352-463-201256	MANON
Robertson, Bill	4691	BROB
Serrano, Rousanna	2844	ROUSA
Skrodanes, David	2745	SKROD
Stephens, Teresa	4258	TSTEPHENS
Davies, Tom (Luxembourg)	352-463-201233	DAVIES
Jarvis, Tim (Luxembourg)	352-463-201215	TIMJ
King, Kevin (Luxembourg)	352-463-201216	KKING
Often, Marie (Luxembourg)	352-463-201213	OTTEN
Young, Jean (Luxembourg)	362-463-201210	JEAN

Corporate Actions and Stock Dividend Team

Contaldi, Greg	2751	CONTA
Feld, Anthony		AFELD
Giroux, David	2754	GIR
David Hands	5248	HAND
Mike Stem	2749	MSTER

Cash Dividend and Tax Reclaim Team

Cox, David	2752	DCOX
Delcor, Mark
Fous, Caroline	2744	CFOUS
Conway, Bill	2742	WCOM
Dougherty, Dan	2732	DANP
Ngo, Wilson	2746	WNGO

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NAME	EXTENSION	MAILBOX ID
Foreign Exchange Team

Alber, Russell	2766	TRUSTFX
Fahey, Michael	2766	TRUSTFX
Maluste, Rajiv	2766	TRUSTFX

Cash and Claims Team

Meuller, Liz	2779	CASHPROD
Pillay, Joanne	2775	CASHPROD
Testa, Mark	2781	CASHPROD

Compliance Team

Brignola, Patty	2770	PATTY
Clark, Glenna	2741	GLENNA
Donnelly, John		JLDIII
Malina, Alice	2704	JLDIII
Mihailescu, Dana	2748	DANA
Zwolak, Dorinda	2705	DORINDA

Network Management Team

Engleman, Traci	2710	TRACI
Iuzzini, Anthony	2711	Al
Sisco, Gregg	2712	SISCO
Lau, Jeanette (Hong Kong)	852-848-5206	JLAU
DiMaria, Lina (London)	4471-425-8455	LINA
Pitcher, James (London)	4471-425-8456	PITCHER

Technical Support Team

MSTC Help Desk (New York)	5444	MSTCHD
MSTC Help Desk (London)	4471-425-8169

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